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                                                                  EXHIBIT 23(e)







                                  June 7, 1996



Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, Ohio  45212-3133

Gentlemen:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Fidelity Financial of Ohio, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the combined Proxy Statement and Prospectus of Fidelity Financial of Ohio.


                                           Very truly yours,

                                           RP FINANCIAL, LC.


                                           /s/ William E. Pommerening
                                           --------------------------
                                           William E. Pommerening
                                           Managing Director